UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ACADIA HEALTHCARE COMPANY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date filed:

6100 TOWER CIRCLE, SUITE 1000

FRANKLIN, TENNESSEE 37067

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE

HELD ON THURSDAY, MAY 7, 2020

The following Notice of Change of Location relates to the Proxy Statement (the “Proxy Statement”) of Acadia Healthcare Company, Inc. (“Acadia”), dated March 25, 2020, furnished to stockholders of Acadia in connection with the solicitation of proxies by the Board of Directors of Acadia for use at the Annual Meeting of Stockholders to be held on Thursday, May 7, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about April 23, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 7, 2020

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, as part of our effort to maintain a healthy and safe environment, in light of developments regarding the COVID-19 pandemic, the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Acadia Healthcare Company, Inc. has been changed. The previously announced date and time of the meeting (Thursday, May 7, 2020 at 9:00 a.m., Central Time) will not change. The Annual Meeting will be held solely by remote communication, in a virtual only format. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials previously distributed in connection with the Annual Meeting, stockholders of record of our common stock as of the close of business on March 12, 2020, the record date, are entitled to participate in the Annual Meeting. Stockholders of record as of the record date can participate in the Annual Meeting at www.virtualshareholdermeeting.com/ACHC2020 by entering the 16-digit control number found on the proxy card or voting instruction form previously received. Once admitted, you may submit questions, vote or view our list of stockholders during the Annual Meeting by following the instructions that will be available on the meeting website.

It is important that you read the proxy materials previously distributed and we encourage you to vote your common stock promptly in advance of the Annual Meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials that have been previously distributed will not be updated to reflect the change in location. You may continue to use the proxy card to vote your common stock in connection with the Annual Meeting.

Dated: April 23, 2020	By order of the Board of Directors,

Debra K. Osteen
Chief Executive Officer and Director

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD INCLUDED WITH THE PROXY MATERIALS PREVIOUSLY DISTRIBUTED TO YOU AS PROMPTLY AS POSSIBLE.

As indicated in the Notice of Internet Availability of Proxy Materials, a copy of our Proxy Statement and our 2019 Annual Report to Stockholders has been posted on the website www.proxyvote.com and are available on our website at www.acadiahealthcare.com under the webpage “Investors – Proxy Materials.”